CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19865, 33-51840, 33-51838 and 333-59647)
of PharmaKinetics Laboratories, Inc. of our report, dated August 13, 1999, except for the third paragraph of Note G, as to which the date is September 3, 1999, related to the consolidated financial statements and financial statement schedule of PharmaKinetics Laboratories, Inc. at June 30, 1999 and 1998, and for each of the three years in the period ended June 30, 1999, which appears in this Annual Report on Form 10-K.


                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP


Baltimore, Maryland
September 28, 1999